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                                                                   EXHIBIT 10.11

                       BIG BUCK BREWERY & STEAKHOUSE, INC.

                                  P.O. BOX 1430

                          GAYLORD, MICHIGAN 49735-0617

                                 April 12, 2001

Steven G. Balan
26250 Northwestern Hwy., Suite 100
Southfield, Michigan  48076

         RE: LETTER AGREEMENT ("LETTER AGREEMENT") WITH RESPECT TO EXTENSION UNDER THAT CERTAIN CONVERTIBLE SUBORDINATED PROMISSORY NOTE DATED OCTOBER 11, 1999 IN THE AMOUNT OF $250,000.00 ("NOTE") AND WAIVER OF CLAIMS AND DEFENSES WITH RESPECT TO SUCH NOTE

Dear Mr. Balan:

         This Letter Agreement is being written to set forth the agreements of Big Buck Brewery & Steakhouse, Inc. as Maker ("Maker") and Steven G. Balan as payee ("Payee") with respect to certain modifications of the Note. The modifications are as follows:

         1. The maturity date of the Note is extended until October 1, 2001 unless the parties shall extend such maturity date in writing. All unpaid interest, principal and other amounts due under the Note shall accrue and shall become payable in full on such date.

         2. Payee agrees to forbear from taking any action in connection with any defaults under the Note prior to October 1, 2001.

         3. In exchange for the extension of the maturity date and the forbearance set forth herein, the Maker hereby releases and waives all defenses and claims which the Maker has or may have and which Maker could raise or assert to prevent the enforcement of the Note in whole or in part by the Payee except for any breach of this Letter Agreement by Payee.

         4. It is the agreement of the parties that Payee should have the benefit of the foregoing waiver in order to enforce the Note on a summary basis without any defenses, claims or objections by the Maker which would interfere with or prevent the enforcement of the Note except as to any breach of this Letter Agreement by Payee.

         5. Notwithstanding anything to the contrary in the Note, the right to convert all or part of the unpaid principal balance of the Note shall be at the conversion price equal to $0.73 per each share of the Corporation so converted as provided in the Subscription Agreement and Note. Except as to the conversion price set forth herein, no other terms of the conversion are modified or affected by this First Amendment. Further, said conversion has been approved by the Board of Directors under resolution date of March 30th 2001.

         6. Except as amended by this Letter Agreement, the Note is restated and republished in its entirety and remains in full force and effect.

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         If the terms of this Letter Agreement meet with your approval, please indicate by signing below.

                                    Very truly yours,

                                    BIG BUCK BREWERY &
                                    STEAKHOUSE, INC.

                                    By:  /s/ William F. Rolinski
                                       ----------------------------------

                                    Its:  President

Agreed to and accepted by:


/s/ Steven G. Balan
--------------------------------
Steven G. Balan